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                                                              Exhibit 10(b)(xi)



                     AMERICAN SCIENCE AND ENGINEERING, INC.

                               Reload Option Plan
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ELIGIBLE EMPLOYEES: CEO direct reports and certain key contributors designated by the Board from time to time.

TERM OF THE PLAN: Coincident with the last to expire of any stock option plan.

NUMBER OF OPTIONS GRANTED: To be determined as a function of the number of shares "used" upon exercise of each covered option.

ELIGIBILITY: All Eligible Employees who have received or receive in the future stock options.

GRANT OF RELOADS: Any Eligible Employee designated by the Board may be granted a "reload option" on the following terms: For every share of Company Common Stock used by an Eligible Employee to pay for the exercise of a covered stock option and for every share of Company Common Stock sold to pay the taxes on the exercise of a covered stock option, the Eligible Employee will receive new stock options at an exercise price equal to the fair market value of the Common Stock on the date of the sale of the Stock replaced by the reload options. All reload options shall have a term equal to the unexpired term of the original grant of the options exercised in the reload triggering event.

RESTRICTION: Stock purchased in a transaction which results in the grant of reload options may not be sold during the term of the Eligible Employee's employment with the Company, subject to a hardship exemption which may be granted in the discretion of the CEO. If "reload stock" is sold, the employee will be ineligible for further participation in the reload program for two years. "Reload stock" will be measured by the net number of shares of Common Stock owned by the employee at any given time (i.e. so long as the employee continues to hold at least as many shares as s/he received as the result of exercises of stock options in reload transactions, the employee will continue to be eligible to participate in the plan).


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